UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2012

MOJO ORGANICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-148190	26-0884348
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 Hudson Street, 21st Floor, Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

(201) 633-2300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On May 21, 2012, Mojo Organics, Inc. (the “Company”) issued an aggregate of 40,000,000 shares of restricted stock (the “Restricted Shares”) to certain of the Company’s directors, executive officers and employees (the “Grantees”) under its 2012 Long-Term Incentive Equity Plan. Of the Restricted Shares, 23,658,132 shares were issued to Glenn Simpson, the Company’s chief executive officer and a member of the Board of Directors (“Board”), 11,652,513 shares were issued to Richard X. Seet, Vice Chairman of the Board, and 1,649,250 and 324,625 shares were issued to Jeff Devlin and J.R. LeShufy, respectively, each a member of the Board.

The Restricted Shares will be held in escrow by the Company pursuant to restricted stock agreements between the Company and each of Grantees, generally vesting in three equal annual installments on May 21, 2013, 2014 and 2015. Unvested Restricted Shares are subject to forfeiture by the Grantees in accordance with the terms of their respective restricted stock agreements. The Restricted Shares may not be transferred prior to vesting and, after vesting, may be transferred only if registered or pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Act”). The holders of the Restricted Shares may vote such shares any way they wish unless such shares do not vest.

The Restricted Shares were issued to the Grantees in reliance on the exemption from registration provided by Section 4(2) of the Act, as the grants did not involve a public offering. The Company did not engage in any general solicitation or advertising and each of the Grantees is a sophisticated investor who had full access to information about the Company and acquired the Restricted Shares for investment.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth under Item 3.02 of this Current Report is incorporated under this Item by reference.

As a result of the grant of the Restricted Shares, Mr. Simpson became the owner of approximately 30% of the Company’s outstanding common stock and may be deemed to have acquired control of the Company. If Mr. Simpson’s Restricted Shares are forfeited pursuant to his restricted stock agreement, as described in Item 3.02 above, it may result in a change of control of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth under Item 3.02 of this Current Report is incorporated under this Item by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2012	MOJO ORGANICS, INC.

	By:	/s/ Glenn Simpson
Name: Glenn Simpson
Title: Chief Executive Officer

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